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                                                                  Exhibit 1.1


                                786,840 Shares

                               BRANDYWINE REALTY TRUST

                         Common Shares of Beneficial Interest

                                UNDERWRITING AGREEMENT
                                ----------------------

                                                              September 11, 1997

SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

    Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell an aggregate of 786,840 shares
(the " Shares") of its common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), to you (the "Underwriter"). The Underwriter intends to deposit the Shares with the trustee of The Equity Focus Trusts - REIT Portfolio Series, 1997 (the "Trust") a registered unit investment trust under the Investment Company Act of 1940, as amended, to which Smith Barney Inc. acts as sponsor and depositor, in exchange for units in the Trust.

    The Company, directly and through a wholly-owned subsidiary, is the sole general partner and a limited partner (with an aggregate 98.606% ownership interest as of the date hereof, without giving effect to the issuance and sale of any Shares hereunder) of Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). The Company will contribute the net proceeds of the sale of the Shares to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership. The Company and the Operating Partnership wish to confirm as follows their agreement with you, in connection with the purchase of the Shares by the Underwriter.

    1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-20991) under the Act (the "registration statement"), including a prospectus generally relating to the Shares; and such amendments, if any, to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments, if any, have

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been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement relating to the Shares dated the date hereof.

    The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement, including all information (if any) deemed to be a part of such registration at the time it became effective pursuant to Rule 430A under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the base prospectus included in the Registration Statement at the time it was declared effective, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended or supplemented from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents that at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed thereto in the Prospectus.

    2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, at a purchase price of $21.1969 per Share (the "purchase price per share"), 786,840 Shares.

    3. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of and payment for the Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street,

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New York, NY 10013, at 10:00 A.M., New York City time, on September 16, 1997
(the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.

    Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

    4. Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally agree with the Underwriter as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of copies of the Prepricing Prospectus or Prospectus as you may reasonably request, (iii) such number of copies of the Incorporated Documents as you may reasonably request, and (iv) such number of conformed copies of the Registration Statement and of each amendment thereto, but without exhibits, as you may reasonably request.

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         (d)  The Company will not file any amendment to the Registration
Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence of subsection
(f) below, file any document which upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall object.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the Underwriter, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the Underwriter, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by an Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (g) The Company will cooperate with you and with counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter under the securities or Blue Sky or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

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         (h)  The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

         (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 11 hereof or by notice given by you terminating this Agreement pursuant to Section 11 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriter) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus.

         (l) The Company will timely file with the Commission the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) Except as stated in this Agreement and in any Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

    5. Representations and Warranties of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriter that:

         (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any part thereof and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. When any Prepricing Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and
(ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in

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order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph (b) do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter through you expressly for use therein.

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full trust power and authority to own, lease, and operate its properties (including certain properties (the "Recent Acquisitions") described in the Prospectus under the caption "Recent Developments - Recent Acquisitions" as being subject to certain agreements of sale (the "Transaction Documents")), and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business (after taking into account the purchase of the properties described under the caption "Recent Developments -Recent Acquisitions") requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company. The Transaction Documents are listed on Schedule 5(d) hereto.

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         (e)  Each of the Operating Partnership and the corporations, limited liability companies, partnerships and limited partnerships listed on Schedule 5(e) hereto (each, a "Subsidiary") is a corporation, limited partnership, limited liability company or general partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each such entity has full corporate, limited liability company or partnership power and authority, to own, lease, and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus. Each such Subsidiary is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of such Subsidiary.

         (f) All the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person or entity to acquire any Shares upon the issuance thereof by the Company, and the beneficial interest of the Company conforms to the description thereof in the Registration Statement and the Prospectus. Except with regard to 1997 compensation of non-employee trustees of the Company payable in Common Shares, awards under the Company's 1997 Long-Term Incentive Plan and as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any beneficial interest of the Company or any security convertible into or exchangeable for beneficial interest of the Company.

         (g) All of the outstanding Units and shares of capital stock or partnership interests in each of the Subsidiaries have been duly authorized and validly issued or created under the documents or agreements forming such entity, are fully paid and, in the case of Subsidiaries that are corporations, nonassessable, and will be owned or be held by the persons and entities in the percentage amounts set forth and in the manner described in the Prospectus or Schedule 5(g). Except as described in the Prospectus or
Schedule 5(g), all such Units, partnership interests and shares of capital stock are owned by the Company directly, or indirectly through the Operating Partnership or one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, and the Company's percentage interest and ownership in the Operating Partnership, and the Company's and the Operating Partnership's percentage interest and ownership in each of the Subsidiaries, is as set forth on Schedule 5(g) attached hereto. Except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any equity interests in any Subsidiary, or any security convertible into, or exchangeable or exercisable for, any such interests in any such Subsidiary. The terms of the Units conform in all material respects to statements and descriptions thereof contained in the Prospectus. The Company is the sole general partner of the Operating Partnership and has sole voting, management and administrative control of Brandywine Realty Partners.

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         (h)  The Company has no direct or indirect subsidiaries other than the Subsidiaries. Other than the Subsidiaries, neither the Company nor the Operating Partnership owns, directly or indirectly, more than 2% of the securities of any corporation, partnership, joint venture, limited liability company, association or other business association.

         (i) There are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company or any of the Subsidiaries, or any of their respective partners, directors, trustees or officers in their capacity as such, or to which the Company or any of the Subsidiaries or any of their respective partners, directors, trustees or officers in their capacity as such, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

         (j) Neither the Company nor any of the Subsidiaries is in violation of its Declaration of Trust, certificate or articles of incorporation or by-laws, partnership agreement or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

         (k) Neither the issuance and offer, and sale or delivery of the Shares, the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby or thereby by the Company or any Subsidiary, as applicable, (i) required or requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), (ii) conflicted with, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under, the Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, of the Company or any of the Subsidiaries or under any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

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         (l)  All offers and sales of Units or other partnership interests in the Operating Partnership, and the offer, sale or issuance by the Company of Common Shares and Preferred Shares prior to the date hereof have been duly registered under the Act, or were exempt from the registration requirements of the Act and state securities and Blue Sky laws.

         (m) The accountants, Arthur Andersen LLP and Zelenkofske Axelrod & Company, Ltd., who have audited the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are independent public accountants as required by the Act.

         (n) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in cash flows of the respective entity, entities, property, or properties, as applicable, at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and comply with the applicable accounting requirements of the Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission). The other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entity, entities, property or properties, as applicable; any pro forma financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and any pro forma adjustments have been made upon management's reasonable good faith estimates of the pro forma adjustments and have been properly applied to the historical amounts in the compilation of such statements.

         (o) The Company has all trust power and authority, and the Operating Partnership has all partnership power and authority, to enter into this Agreement and each Transaction Document to which it is a party, and, in the case of the Company, to issue, sell and deliver the Shares to the Underwriter as provided in the Underwriting Agreement, and each of the Underwriting Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and, to the knowledge of the Company, each of the other parties thereto, and is a valid, legal and binding agreement of each of the Company and the Operating Partnership, as applicable, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

         (p) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the beneficial interest or capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

         (q) Each of the Company or the Operating Partnership (either directly or through a Subsidiary) has, and after giving effect to the transactions described in the Registration Statement and Prospectus will have, good and marketable and insurable title to all real property described in the Prospectus as being or to be owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to, or incorporated by reference in, the Registration Statement. All the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

         (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

         (s) Each of the Company and each of the Subsidiaries has, such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus; each of the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

         (t) The Company together with the Subsidiaries maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) Neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any

Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (v) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

         (w) Except as described in the Prospectus, there is no holder of any security of the Company, or the Operating Partnership or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the registration statement or sale of the Shares as contemplated by this Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

         (x) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and neither the Company nor the Operating Partnership is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

         (y) None of the Company or any Subsidiary is now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company," or entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (z) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (aa) The Company and its Subsidiaries are organized and operate in the manner described in the Registration Statement so that the Company meets the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder as currently in effect. Each Subsidiary that is a partnership or limited liability company will be treated as a partnership, and not as an association taxable as a corporation or a publicly traded partnership, for federal income tax purposes.

         (bb) The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

         (cc) Except as described in the Prospectus or provided in the Credit Facility, the mortgages and deeds of trust encumbering the Properties will not be cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or any of the Subsidiaries.

         (dd) (1) Each of the Properties, the Company, and each of the Subsidiaries (i) is, and as of the Closing Date will be, in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date, as the case may be, all licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business, and (iii) is, and will be as of the Closing Date in material compliance with all terms and conditions of any such permit, license or approval.

              (2) Except as may be specifically disclosed in the Phase I Environmental Site Assessment reports referred to in the Prospectus (the "Environmental Reports"), the Company and the Subsidiaries have not at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties. The Company and the Subsidiaries do not intend to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing (except with respect to cleaning materials reasonably used to operate the Properties in the ordinary course, in normal quantities and in full compliance with law), retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

              (3) Except as disclosed in the Environmental Reports, to the knowledge of the Company, there has been no seepage, leaking, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters.

              (4) Except as disclosed in the Environmental Reports, neither the Company nor any Subsidiary has received notice of any occurrence or circumstance which, with notice or passage of time or both, would give rise to any claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party.

              (5) No environmental engineering firm which prepared the Environmental Reports (or amendments thereto) or physical condition (engineering) reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary.

         As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any related material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), The New Jersey Industrial Site Recovery Act, N.J.S.A.Section 13:1K-6, et seq. or and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local Governmental authority having or claiming jurisdiction over the Properties as described in the Prospectus.

         (ee) To the knowledge of the Company, all physical condition (engineering) reports obtained for the Properties are materially true and correct. Neither the Company nor any of the Subsidiaries is aware of any material capital expenditures (other than expenditures for maintenance or tenant improvements in the ordinary course of business) that will be required in connection with any of the Properties prior to the fifth anniversary of this Agreement, except with respect to the renovation of the 4000 Midlantic Drive office building and the development of the Horsham Business Center.

         (ff) As of the Closing Date, the Company or the Operating Partnership, as applicable, will have obtained ALTA Extended Coverage Owner's Policies of Title Insurance (or its equivalent) from title insurers of recognized financial responsibility on each of the Properties, in amounts at least equal to the acquisition price of each such property (or, in the case of the Property at Delaware Corporate Center I, the leasehold interest) (and improvements located on each such property), and such insurance shall be in full force and effect.

         (gg) The assets of the Company and the Subsidiaries do not, and as of the Closing Date will not, constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

         (hh) Each partnership agreement, agreement of limited partnership, other organizational or formation agreement, and each amendment thereto, of each Subsidiary that is a general or limited partnership (the "Organizational Documents") has been duly and validly authorized, executed and delivered by the Company and the applicable Subsidiaries party thereto, and each such Organizational Document constitutes the legal, valid and binding agreement of each party thereto, enforceable against each such party in accordance with its terms.

         (ii) Each of the agreements disclosed in the Prospectus under the caption "Recent Developments -- Recent Acquisitions" as having been executed has been executed and delivered by the seller thereunder and has been duly and validly authorized, executed and delivered by each of the Company and the Subsidiaries that is a party thereto, and each such agreement constitutes the legal, valid and binding agreement of each such party thereto, enforceable against each such party in accordance with its terms.

         (jj) (i) The Company and its Subsidiaries have their respective principal business operations in the United States or its Territories.

              (ii) The Company has a class of securities registered pursuant to
    Section 12(b) of the Exchange Act.

              (iii) The Company (A) since prior to February 14, 1994, has been subject to the requirements of Section 12 of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act, and (B) since prior to February 14, 1996, has filed in a timely manner all reports required to be filed under Sections 13 and 14 of the Exchange Act, and has not used Rule 12b-25(b) under the Exchange Act.

              (iv) Neither the Company nor any Subsidiary has, since December 31, 1996, (A) failed to pay any dividend or sinking fund installment on preferred stock, or (B) defaulted (I) on any installment or installments on indebtedness for borrowed money, or (II) on any rental on one or more long term leases.

              (v) The aggregate market value of the Company's voting stock held by non-affiliates of the Company is $100 million or more and the Company had a trading volume of such stock of 3,000,000 shares or more during the 12 month period ended September 11, 1997.

    6. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use in connection therewith (which information is described in its entirety in Section 13 below); provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending within the time required by the Act. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

    (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or the Operating Partnership, the Underwriter or such controlling person shall promptly notify the Company or the Operating Partnership, and the Company or the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company and the Operating Partnership have agreed in writing to pay such fees and expenses, (ii) the Company and the Operating Partnership have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company or the Operating Partnership and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person).
 It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Partnership agree to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

    (c) The Underwriter agrees to indemnify and hold harmless the Company, its trustees and officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriter, but only with respect to losses, claims, damages, liabilities and expenses arising out of or based on information relating to the Underwriter furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company or the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its trustees and officers, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

    (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company and its trustees or officers, the Operating Partnership and its officers, or any person controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company and its trustees or officers, the Operating Partnership and its officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

    7. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or trustee of the Company or the Operating Partnership which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if amending or supplementing the

Prospectus to reflect such event or development would, in your opinion, materially, adversely affect the market for the Shares.

         (c) You shall have received on the Closing Date, the opinion of Pepper, Hamilton & Scheetz LLP, counsel for the Company, the Operating Partnership and the other Subsidiaries, dated the Closing Date and addressed to you, in the form set forth on Exhibit 7(c) attached hereto.

         In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of New York, the Commonwealth of Pennsylvania and the State of Delaware, provided that (1) each such local counsel is reasonably acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance, satisfactory to you and your counsel, and
(3) such counsel shall state in their opinion that they believe that they and the Underwriter are justified in relying thereon.

         (d) You shall have received on the Closing Date an opinion of Arthur Andersen LLP, special tax advisor to the Company, satisfactory in form and substance to you, to the effect that (i) the descriptions of the Federal income tax conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the Federal income tax considerations that may be material to a holder of the common shares; (ii) assuming the Company is operated in accordance with the assumptions and representations of management regarding its activities and intended activities, the Company will continue to qualify as a REIT under the Code; and (iii) the Operating Partnership and the Title Holding Partnerships will be treated for Federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly-traded partnerships.

         (e) You shall have received on the Closing Date an opinion of Battle Fowler LLP, counsel for the Underwriter, dated the Closing Date and addressed to you, with respect to the Registration Statement, the Prospectus and this Agreement and such other related matters as you may request.

         (f) You shall have received comfort letters, including, but not limited to, certain agreed upon procedures, addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP and Zelenkofske Axelrod & Company Ltd., independent public accountants, substantially in the forms heretofore approved by you. The comfort letters dated the Closing Date shall include language in scope and substance substantially as set forth on
Exhibit 7(f).

         (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the beneficial interest of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Properties or the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 7(g) and in
Section 7(h) hereof.

         (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (i) The Shares shall have been listed or approved for listing upon notice of issuance on the American Stock Exchange.

         (j) The Company and the Operating Partnership shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

    All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

    Any certificate or document signed by any officer of the Company and the Operating Partnership and delivered to you, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to each Underwriter as to the statements made therein.

    8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) if required, the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the American Stock Exchange; (vi) if required, the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) if required, the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

    9.   Effective Date of Agreement.  This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

    10. Default of Underwriter. If the Underwriter shall fail or refuse to purchase the Shares that it is obligated to purchase hereunder on the Closing Date, this Agreement will terminate without liability on the part of the Company. Any action taken under this paragraph shall not relieve the Underwriter from liability in respect of any such default of the Underwriter under this Agreement.

    Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

    11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Pennsylvania shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable (x) to commence or continue the offering of the units of the Trust to the public, or (y) to enforce contracts for the sale of the units of the Trust by the Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

    12. Information Furnished by the Underwriter. The Company and the Operating Partnership acknowledge and agree that the statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 5(b) and 6 hereof.

    13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Operating Partnership, at the office of the Company at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Gerard H. Sweeney, President and Chief Executive Officer; or (ii) if to you, in care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

    This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its trustees and officers, the Operating Partnership and the other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

    14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

    This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Underwriter.

                                  Very truly yours,


                                  BRANDYWINE REALTY TRUST


                                  By:/s/ Gerard H. Sweeney
                                     --------------------------------
                                       Gerard H. Sweeney
                                       President and Chief Executive Officer


                                  BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                  By:  Brandywine Realty Trust,
                                       its general partner


                                       By:/s/ Gerard H. Sweeney
                                          ---------------------------
                                          Gerard H. Sweeney
                                          President and Chief Executive Officer


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.


    By:/s/ Jeffrey Horowitz
       ---------------------------
    Name: Jeffrey Horowitz
    Title: Director

                                    Schedule 5(d)

                                Transaction Documents


    Identified herein are the documents that constitute the "Transaction Documents" referenced in this Underwriting Agreement.

1. Agreement of Sale between O'Neill Properties Group, L.P. ("Assignor") and the Canada Life Assurance Company and the Assignment of Agreement of Sale with Assignor, relating to 500 and 501 Business Center Drive, Fort Washington, PA.

                                    SCHEDULE 5(e)

                             Subsidiaries of the Company

Brandywine Operating Partnership, a Delaware limited partnership

Fifteen Horsham, L.P., a Pennsylvania limited partnership

C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership

Newtech IV Limited Partnership, a Pennsylvania limited partnership

Newtech III Limited Partnership, a Pennsylvania limited partnership

LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership

LC/N Horsham Limited Partnership, a Pennsylvania limited partnership

Nichols Landsdale Limited Partnership III, a Pennsylvania limited partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership

C/N Leedom Limited Partnership II, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership

Iron Run Limited Partnership V, a Pennsylvania limited partnership

C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership

Brandywine Realty Partners, a Pennsylvania general partnership

Brandywine Holdings I, Inc., a Pennsylvania corporation

Brandywine Holdings II, Inc., a Pennsylvania corporation

Brandywine Holdings III, Inc., a Pennsylvania corporation

Brandywine Realty Services Corporation, a Pennsylvania corporation

Brandywine Acquisitions, LLC

Brandywine - Main Street, LLC

Brandywine Leasing, LLC

1100 Brandywine, LLC

                                    SCHEDULE 5(g)


                         Ownership Interests in Subsidiaries


                                     See Attached

                                  SUBSIDIARIES

                                                                                  PARTNERS
PARTNERSHIP SUBSIDIARIES                                                     (CAPITAL/PROFITS)
--------------------------------------------------------  --------------------------------------------------------
Brandywine Operating Partnership, a Delaware limited      BRT--G.P.--97.888%
  partnership                                             BRT--L.P.--.718% (1)
                                                          Class A (other than BRT)--L.P.--1.394%
Fifteen Horsham, L.P., a Pennsylvania limited             WOP--G.P.--1% (2)
  partnership                                             BOP--L.P. 1% (3)
                                                          WOP-- L.P.--98%
C/N Oaklands Limited Partnership I, a Pennsylvania        WOP--G.P.--88.9% / 98.9%
  limited partnership                                     BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1% (4)
Newtech IV Limited Partnership, a Pennsylvania limited    WOP--G.P.--88.9% / 98.9%
  partnership                                             BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1%
Newtech III Limited Partnership, a Pennsylvania limited   WOP--G.P.--88.9% / 63.9%
  partnership                                             BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1%
                                                          N.E. Leasing--0% / 35% (5)
LC/N Keith Valley Limited Partnership I, a Pennsylvania   WOP--G.P.--88.9% / 98.9%
  limited partnership                                     BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1%
LC/N Horsham Limited Partnership, a Pennsylvania limited  WOP--G.P.--88.9% / 98.9%
  partnership                                             BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1%
Nichols Lansdale Limited Partnership III, a Pennsylvania  WOP--G.P.--88.9% / 98.9%
  limited partnership                                     BOP--L.P.--.1% / .1%
                                                          TNC--L.P.--11% / 1%
Witmer Operating Partnership I, L.P., a Delaware limited  Brandywine Holdings I, Inc.--G.P.--
  partnership                                             1%/1%
                                                          BOP--L.P.--99%/99%
C/N Leedom Limited Partnership II, a Pennsylvania         BOP--89% / 99%
  limited partnership                                     SSI--L.P.--11% / 1% (6)

C/N Oaklands Limited Partnership III, a Pennsylvania      Brandywine Holdings II-G.P.--
  limited partnership                                     2% / 2% (7)
                                                          BOP--L.P.--87% / 97%
                                                          TNC--L.P.--11% / 1%
Iron Run Limited Partnership V, a Pennsylvania limited    Brandywine Holdings III-G.P.--2% / 2%
  partnership                                             (7)
                                                          BOP--L.P.--87% / 97%
                                                          TNC--L.P.--11% / 1%
C/N Iron Run Limited Partnership III, a Pennsylvania      BOP--G.P.--2% / 2%
  limited partnership                                     BOP--L.P.--87% / 97%
                                                          TNC--L.P.--11% / 1%
Brandywine Realty Partners, a Pennsylvania general        BOP--G.P.--70% / 98%
  partnership                                             Outside partner--30% / 2%


------------------------

1 BRT and Brandywine Holdings I, Inc. (a Pennsylvania corporation and a wholly-owned subsidiary of BRT) collectively own Class A Units that constitute the percentage shown above.

2 Brandywine Holdings I, Inc. (a Pennsylvania corp. and a wholly-owned subsidiary of BRT) is General Partner of WOP with a 1%/1% interest.

3   Brandywine Operating Partnership ("BOP") is a Delaware limited partnership.

4   The Nichols Company ("TNC") is a Pennsylvania corporation.

5 N. E. Leasing is not an affiliate. N.E. Leasing is entitled to 35% of the partnership's residual cash flow. "Residual Cash Flow" upon the sale of the property equals the gross sales price less

    (i) outstanding indebtedness, (ii) reserves and (iii) repayment of capital and accrued equity of WOP, BRT Witmer and TNC (estimated to equal $1,338,468 as of July 1, 1996).

6   Safeguard Scientifics, Inc. ("SSI") is a Pennsylvania corporation.

7   A Pennsylvania corporation and a wholly-owned subsidiary of BRT.

CORPORATE SUBSIDIARIES                                                          SHAREHOLDERS
--------------------------------------------------------  --------------------------------------------------------
Brandywine Holdings, I, Inc., a Pennsylvania corporation  BRT--100%
Brandywine Holdings II, Inc., a Pennsylvania corporation  BRT--100%
Brandywine Holdings III, Inc., a Pennsylvania             BRT--100%
  corporation
Brandywine Realty Services Corporation, a Pennsylvania    BRT--9,473 Preferred Shares 27 Common Shares
  corporation                                             BRSP(1)--500 Common Shares

------------------------

1   BRSP is Brandywine Realty Services Partnership.

LIMITED LIABILITY COMPANY SUBSIDIARIES                                                                  MEMBERS
----------------------------------------------------------------------------------------------------  ------------
Brandywine Acquisitions, LLC ("BA LLC")                                                               BOP--100%
Brandywine--Main Street, LLC                                                                          BOP--99%
                                                                                                      BA LLC--1%
1100 Brandywine, LLC                                                                                  BOP--100%
Brandywine Leasing, LLC                                                                               BOP--100%

                                     EXHIBIT 7(c)


                  Form of Opinion of Pepper, Hamilton & Scheetz LLP


                                     See Attached

                             September 16, 1997



SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

         Re:  Brandywine Realty Trust Public Offering of
              786,840 Common Shares of Beneficial
              Interest, $0.01 par value per share,
              pursuant to Registration Statement on
              Form S-3 (Registration No. 333-20991)

Ladies and Gentlemen:

         We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the execution and delivery by the Company of the Underwriting Agreement dated September 11, 1997 (the "Agreement") by and among the Company, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Smith Barney Inc., as underwriter (the "Underwriter"), and the filing by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-3 (No. 333-20991) (together with all pre- and post-effective amendments thereto to date, the "Registration Statement"), relating to the sale by the Company of 786,840 common shares (the "Shares") of beneficial interest, $0.01 par value (the "Common Shares") of the Company.

         This opinion is delivered to you pursuant to Section 7(c) of the Agreement. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Agreement.

         In connection with this opinion, we have examined the Agreement, the Registration Statement, the Prospectus, originals, or copies reproduced or certified to our satisfaction, of such trust, corporate, limited liability and partnership organizational documents, agreements, records and other documents of the Company and each subsidiary identified on Schedule 5(e) to

SMITH BARNEY INC.
Page 2
September 16, 1997


the Agreement (collectively, the "Subsidiaries"), the instruments and documents delivered at the Closing, and such other documents, records and instruments as we have deemed necessary to form the basis for the opinions hereinafter expressed. We have also made such examination of laws, of certificates of public officials and of certificates of officers of the Company and the Subsidiaries, and investigations of fact, as we have deemed necessary to enable us to render this opinion. As to matters of fact relevant to the opinions herein expressed, we have assumed the accuracy and completeness of, and have relied solely upon, the representations and warranties of the Company and the Operating Partnership contained in the Agreement and in such certificates of officers of the Company or the Subsidiaries (including, without limitation, the certificate attached hereto as Exhibit A (the "Officer's Certificate")) and certificates of public officials.

         Where matters are stated to be "to our knowledge" or otherwise known to us or words of similar import, our knowledge is limited to the actual knowledge of those attorneys in our office who have directly participated in the transactions contemplated by the Agreement and the documents listed on Exhibit B (collectively, the "Transaction Documents"), the review of documents provided to us by the Company, the Operating Partnership and the Subsidiaries in connection with such transactions and inquiries of officers of the Company, the Operating Partnership, and the Subsidiaries, the results of which are reflected in the Officer's Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

         We have assumed: (i) the due execution and delivery, pursuant to due authorization, of the Agreement by the parties thereto other than the Company and the Operating Partnership, (ii) the genuineness of the signatures of, and the authority of, persons signing the Agreement on behalf of all parties thereto other than the Company and the Operating Partnership, (iii) the genuineness of all signatures and the authenticity and completeness of all records, certificates, instruments and documents submitted to us as originals and (iv) the conformity to authentic originals of all records, certificates, instruments and

SMITH BARNEY INC.
Page 3
September 16, 1997

documents submitted to us as certified, conformed, photostatic or facsimile copies thereof.

         No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

         We have further assumed that the consideration required to be paid for the issuance of the Shares and the outstanding Common Shares pursuant to resolutions of the Board of Trustees of the Company authorizing the issuance of those securities has in fact been paid to and received by the Company.

         Statements in this opinion as to the legality, validity, binding effect or enforceability of agreements, instruments and documents are subject
(i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency and other similar laws and related court decisions of general application relating to or affecting creditors' rights generally, (ii) to equitable principles limiting the availability of equitable remedies, and (iii) as to rights to indemnity and contribution, to limitations that may exist under federal and state laws or the public policy underlying such laws.

         Insofar as, and to the extent, this opinion relates to matters governed by the laws of the State of Maryland in paragraphs 1, 3, 4, 8, 9, 10, 11 and 16 below, we have relied solely upon, and such opinions are subject to the limitations and assumptions contained in, the opinion of Ballard Spahr Andrews & Ingersoll addressed to you, dated the date hereof, a copy of which is attached hereto as Exhibit C and is being delivered to you contemporaneously with this opinion. We believe that both we and you are justified in relying upon such opinion.

         Except as indicated above with respect to Maryland law, this opinion is limited solely to matters governed by the laws of the Commonwealth of Pennsylvania, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States, without regard to conflict or choice of law principles, and the references herein to laws, statutes and regulations shall be interpreted consistent

SMITH BARNEY INC.
Page 4
September 16, 1997

with such limitation. In rendering our opinion as to the enforceability of the Agreement in paragraph 8, we have assumed that New York law is the same as the Delaware General Corporation Law.

         Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has the full trust power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Registration Statement and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company.

         2. Each of the Subsidiaries is a corporation, limited liability company, limited partnership or general partnership presently subsisting or in good standing, as the case may be, under the laws of its jurisdiction of incorporation or formation, with full corporate, limited liability company or partnership power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of such Subsidiary.

SMITH BARNEY INC.
Page 5
September 16, 1997

         3. The authorized beneficial interest of the Company (including, but not limited to, any options, warrants or other securities convertible into or exchangeable shares of beneficial interest of the Company) conforms in all material respects to the description thereof in the Registration Statement and the Prospectus and in Exhibit D hereto. All the outstanding shares of beneficial interest of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, are fully-paid and nonassessable, and are free of any preemptive or similar statutory rights under Maryland law.

         4. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully-paid and nonassessable and free of any preemptive or similar statutory rights under Maryland law.

         5. To our knowledge, except as set forth on Exhibit D hereto, there are no outstanding options, warrants or other written rights calling for the issuance of, or any written commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable or exercisable for shares of beneficial interest of the Company. To our knowledge, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him, or to permit him to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or sale of the Shares as provided in the Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

         6. All of the outstanding units of limited and general partnership interests of the Operating Partnership (the "Units"), and the partnership interests in each of the other Subsidiaries that is a partnership, were created under the agreements forming the Operating Partnership and such other Subsidiaries, as the case may be, and all of the issued and outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, and are fully paid and nonassessable. To our knowledge,

SMITH BARNEY INC.
Page 6
September 16, 1997

except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or Exhibit E attached hereto, all such Units, partnership interests and shares of capital stock are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, and, to our knowledge, the Company's ownership interest in the Operating Partnership, and the Company's and the Operating Partnership's respective ownership interest in each of the Subsidiaries, is as set forth on Exhibit E attached hereto (without giving effect to the issuance of the
Shares).   To our knowledge, except as described in Exhibit D or the
Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other written rights calling for the issuance of, or any written commitment, plan or arrangement to issue, any equity interests in any Subsidiary, or any security convertible into or exchangeable or exercisable for any such interests in any such Subsidiary. The terms of the Units conform in all material respects to statements and descriptions thereof contained in the Prospectus dated November 25, 1996 and incorporated by reference in the Registration Statement (other than in respect of the number of outstanding GP Units and Class A Units and the ownership thereof). The Company is the sole general partner of the Operating Partnership.

         7. All offers and sales of Units by the Operating Partnership and the offers and sales by the Company of Common Shares, in each case prior to the date of the Prospectus, have been duly registered under the Act, or were issued in transactions exempt from the registration requirements of the Act.

         8. The Company has the full trust power and authority, and the Operating Partnership has the requisite partnership power and authority, to enter into the Agreement and each Transaction Document to which it is a party and, in the case of the Company, to issue, sell and deliver the Shares to the Underwriter as provided in the Agreement, and each of the Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and is the legal, valid and binding agreement of each of the Company and the Operating

SMITH BARNEY INC.
Page 7
September 16, 1997

Partnership, as applicable, enforceable against them in accordance with its terms.

         9. The form of certificate representing the Common Shares is in due and proper form and complies with all applicable Maryland statutory requirements.

         10. To our knowledge, neither the Company nor any of the Subsidiaries is in violation of its respective Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents or is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness.

         11. With respect to the Company and the Subsidiaries, neither the offer, sale or delivery of the Shares, the execution, delivery or performance of the Agreement, nor the consummation of the transactions contemplated thereby by the Company or the Subsidiaries, as applicable: (i) required or requires, with respect to the Company or the Subsidiaries, any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or the American Stock Exchange (except (a) such as has been made or obtained, (b) clearance by the National Association of Securities Dealers, Inc. in connection with the purchase and sale of the Shares by the Underwriter (as to which we express no opinion) and (c) as to state securities or Blue Sky laws, as to which we express no opinion); (ii) conflicted with, or conflicts with or constituted or constitutes a breach of, or a default under, the Declaration of Trust, Articles Supplementary, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, of any of such entities, or under any material agreement or instrument known to us at the time the Registration Statement was declared effective, which in each case has been filed as an exhibit to the Registration Statement to which any of such entities is a party or by which any of them or any of their respective properties or assets are bound; (iii) violated or violates any statute, law, regulation or, to our knowledge, ruling, judgment, injunction, order or decree applicable to any of such entities or any of their respective properties or assets; or (iv) to our knowledge, resulted or will

SMITH BARNEY INC.
Page 8
September 16, 1997

result in the creation or imposition of any material lien, charge or encumbrance upon the property or assets of any of such entities pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         12. Neither the Company nor any of the Subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

         13. To our knowledge, (i) there are no proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective trustees, directors or officers in their capacity as such, or to which the Company or any of the Subsidiaries or any of their respective trustees, directors or officers in their capacity as such, or any of their respective properties or assets, is subject, that are of a character which is required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (ii) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

         14. To our knowledge and assuming the application of the net proceeds of the Offering in a manner consistent with the statements in the Prospectus under the heading "Use of Proceeds," and except as described in or contemplated by the Prospectus, none of the Subsidiaries is contractually prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or, subject to transfer restrictions contained in the loan documents relating to the Credit Facility and additional secured indebtedness identified in the Prospectus dated July 22, 1997 relating to an offering of Common Shares by the Company, from transferring any of such Subsidiary's property or assets to the Company or any of the other Subsidiaries.

SMITH BARNEY INC.
Page 9
September 16, 1997

         15. The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included therein or excluded therefrom, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Act, except that we express no opinion, view or belief as to the exhibits (or form thereof) to the Registration Statement, or to the accuracy, completeness or fairness of the statements contained in the Registration Statement except as and to the extent expressly set forth in paragraph 16 hereof.

         16. The statements in the Registration Statement and Prospectus set forth under the headings "Prospectus Supplement Summary - The Company," "The Company," "Recent Developments," "Description of Shares of Beneficial Interest" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws" in the Prospectus, to the extent they constitute matters of law or descriptions or summaries of contracts, agreements or other legal documents, or refer to or constitute statements of matters of law, descriptions of statutes, rules or regulations, or legal conclusions, each, respectively, fairly presents in all material respects the information disclosed therein. The descriptions of agreements that are summarized in the Prospectus dated November 25, 1996 and incorporated by reference in the Registration Statement under the headings "Operating Partnership Agreement" and "BRP General Partnership Agreement" (other than in respect of the number of outstanding GP Units and Class A Units and the ownership thereof) conform in all material respects to the provisions of such agreements and each such description, respectively, fairly presents in all material respects the information contained therein and required to be therein disclosed.

         We have been advised by the staff of the Commission that the Registration Statement and all post-effective amendments, if any, have become effective under the Act as of February 14, 1997 and, to our knowledge after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission, and any required filing of the Prospectus has been made.

SMITH BARNEY INC.
Page 10
September 16, 1997

         We have been advised by the American Stock Exchange, Inc. that the Shares are duly authorized for listing, subject to official notice of issuance.

         In addition, we hereby advise you that we have participated in conferences with officers and other representatives of the Company, the Operating Partnership and the other Subsidiaries, representatives of the Company's independent public accountants and you and your counsel in connection with the preparation of the Registration Statement at which the contents of the Registration Statement, the Prospectus therein, and related matters were reviewed and discussed and, although we have not verified independently and, therefore, do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent expressly set forth in paragraph 16), on the basis of the foregoing, nothing has come to our attention that has caused us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (or an amendment or supplement thereto), as of their respective dates and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that no opinion, view or belief is hereby expressed with respect to the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included in or excluded from the Registration Statement or the Prospectus or as to the exhibits (or the form thereof) to the Registration Statement).

         The opinions expressed in paragraph numbers (1) through (16) above are subject in all respects to the following additional qualifications:

         1. We have assumed that the parties to the Agreement and the Transaction Documents, other than the Company and the Operating Partnership, have complied and will continue to comply with all requirements of good faith, fair dealing and

SMITH BARNEY INC.
Page 11
September 16, 1997

conscionability, and have acted and will continue to act in a commercially reasonable manner, and that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence between the parties to the Agreement or the Transaction Documents.

         2. No opinion is given as to the right to exercise remedies upon the happening of a non-material breach of the Agreement or any of the Transaction Documents (including material breaches of non-material provisions).

         3. We express no opinion as to the effect of other agreements or understandings among the parties, written or oral, which are not known to us, or any usage of trade or course of prior dealing among the parties or whether, in either case, any of the foregoing would define, supplement or qualify the terms of the Agreement or any of the Transaction Documents.

         4. No opinion is given as to any provision in the Agreement or any of the Transaction Documents that purports to:

              a. Require the payment or reimbursement of any fee, cost, expense or other item that is unreasonable in nature or amount;

              b. Preclude modification of the Agreement or any of the Transaction Documents through conduct, custom or course of performance, action or dealing; or

              c. Define, waive or set standards for good faith, reasonableness, commercial reasonableness, fair dealing, diligence or the like.

         This opinion is rendered only to the addressees set forth above and is solely for the benefit of such addressees and may not be quoted to or relied upon by any other person or entity

SMITH BARNEY INC.
Page 12
September 16, 1997

without the express written prior consent of a partner of this firm.


                             Very truly yours,

                             PEPPER, HAMILTON & SCHEETZ LLP



                             By:_______________________
                                  A Partner

                                      Exhibit A

                               BRANDYWINE REALTY TRUST

                                OFFICER'S CERTIFICATE


         The undersigned, Anthony A. Nichols, Sr., Gerard H. Sweeney and Mark
S. Kripke, do hereby certify that they are officers of Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), and, as such, are duly authorized to execute this Certificate individually and on behalf of the Company.

         This Certificate is intended for the use and reliance by Pepper Hamilton & Scheetz LLP, counsel to the Company, in connection with the preparation of their opinion (the "Opinion") being delivered pursuant to the Underwriting Agreement dated September 11, 1997 by and among the Company, Brandywine Operating Partnership, L.P. and Smith Barney Inc., as underwriter (the "Agreement"). All capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

         Each of the undersigned hereby certifies after reasonable inquiry that:

         1. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable or exercisable for shares of beneficial interest of the Company. Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or sale of the Shares as contemplated by the Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

         2. The Company has received the consideration required to be paid to it for the issuance of the Shares and all other outstanding shares of beneficial interest of the Company.

         3. The Company's ownership interest in the Operating Partnership and the Company's and the Operating Partnership's respective percentage interest and ownership in each of the Subsidiaries is as set forth on Exhibit E to the Opinion. Except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any equity interests in any Subsidiary, or any security convertible into, or exchangeable or exercisable for, any such interests in any such Subsidiary. The Company is the sole general partner of the Operating Partnership.

         4. Each of the Company and each of the Subsidiaries has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company or such Subsidiary, respectively) to own their respective properties and to conduct their respective businesses as now being conducted and proposed to be conducted.

         5. Neither the Company nor any of the Subsidiaries is in violation of its respective Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, or, to the best of the undersigned's knowledge, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness.

         6. With respect to the Company and the Subsidiaries, neither the issuance and offer, sale or delivery of the Shares, the execution, delivery or performance of the Agreement nor the consummation of the transactions contemplated thereby by the Company or the Subsidiaries, as applicable, (i) conflicted with, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under the partnership agreement or other organizational documents, of any of such entities, or under any agreement, indenture, lease or other instrument to which any of such entities is a party or by which any of them or any of their respective properties may be bound, or (ii) resulted or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of such entities pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         7. To the best of the undersigned's knowledge, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries.

         8. None of the Subsidiaries is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any of the other Subsidiaries, except as described in or contemplated by the Prospectus.

         In addition, the undersigned has participated in conferences in connection with the preparation of the Registration Statement at which the contents of the Registration Statement, and the Prospectus therein, and related matters were reviewed and discussed and nothing has come to the undersigned's attention that has caused the undersigned to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that Prospectus or any amendment or supplement thereto, as of their respective dates, and as of the date hereof, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         IN WITNESS WHEREOF, the undersigned has appropriately executed this Certificate this 16th day of September, 1997.



                        /s/ Anthony A. Nichols, Sr.
                         ------------------------------
                        Anthony A. Nichols, Sr.
                        Chairman of the Board


                        /s/ Gerard H. Sweeney
                         ------------------------------
                        Gerard H. Sweeney
                        President and Chief Executive Officer


                        /s/ Mark S. Kripke
                         ------------------------------
                        Mark S. Kripke
                        Chief Financial Officer and Secretary

                                      Exhibit B

                                Transaction Documents

         Identified herein are the documents that constitute the "Transaction Documents" referenced in the opinion of which this Exhibit forms a part.

1. Agreement of Sale between O'Neill Properties Group, L.P. ("Assignor") and the Canada Life Assurance Company and the Assignment of Agreement of Sale with Assignor, relating to 500 and 501 Business Center Drive, Fort Washington, PA.

                                      Exhibit D

                              List of Options, Warrants
                           and Other Convertible Securities



                                       WARRANTS
Name of Holder                                      Number of Underlying
                                                           Common Shares
Safeguard Scientifics (Delaware), Inc.                    241,560
Anthony A. Nichols, Sr. and                                16,773
  Barbara Nichols
Anthony A. Nichols, Sr.                                    40,000
John P. Gallagher                                          40,000
Brian F. Belcher                                           40,000
Gerard H. Sweeney                                         100,000
John Adderly                                               10,000
Anthony A. Nichols, Jr.                                     5,000
Lisa Reidy                                                  5,000
Donald Miksit                                               3,333
Turkey Vulture Fund XIII, Ltd.                             80,439
RAI Real Estate Advisors, Inc.                            133,333
                                                           -------
Total                                                     715,438
                                                           -------
                                                           -------

                                       OPTIONS

Gerard H. Sweeney                                          46,666
                                                            ------
                                                            ------
Total                                                      46,666

                                        UNITS

The Nichols Company                                         2,742
Safeguard Scientifics(Delaware), Inc.                     252,387
Additional Limited Partners                                17,999
Units reserved for 89/11 arrangement                       44,322
                                                           -------
Total                                                     317,450
                                                           -------
                                                           -------

                                        OTHER

As discussed on page 6 of the Company's Proxy Statement dated April 7, 1997, one-half of the $10,000 annual trustee fee is payable in Common Shares

                                      Exhibit E

                                     SUBSIDIARIES


                                                PARTNERS
PARTNERSHIP SUBSIDIARIES                        (Capital/Profits)
Brandywine Operating Partnership, a             BRT -- G.P. - 97.888%
Delaware limited partnership                    BRT -- L.P. - .718% (1)
                                                Class A (other than BRT) -
                                                L.P. - 1.394%

Fifteen Horsham, L.P., a Pennsylvania           WOP -- G.P. - 1% (2)
limited partnership                             BOP -- L.P. 1% (3)
                                                WOP -- L.P. - 98%

C/N Oaklands Limited Partnership I, a           WOP -- G.P. - 88.9% / 98.9%
Pennsylvania limited partnership                BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1% (4)

Newtech IV Limited Partnership, a               WOP -- G.P. - 88.9% / 98.9%
Pennsylvania limited partnership                BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1%

Newtech III Limited Partnership, a              WOP -- G.P. - 88.9% / 63.9%
Pennsylvania limited partnership                BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1%
                                                N.E. Leasing -- 0% / 35% (5)

LC/N Keith Valley Limited Partnership I, a      WOP -- G.P. - 88.9% / 98.9%
Pennsylvania limited partnership                BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1%

LC/N Horsham Limited Partnership, a             WOP -- G.P. - 88.9% / 98.9%
Pennsylvania limited partnership                BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1%

Nichols Lansdale Limited Partnership III,       WOP -- G.P. - 88.9% / 98.9%
a Pennsylvania limited partnership              BOP -- L.P. - .1% / .1%
                                                TNC -- L.P. - 11% / 1%

Witmer Operating Partnership I, L.P., a         Brandywine Holdings I, Inc.
                                                -- G.P. - 1%/1%

Delaware limited partnership                    BOP -- L.P. - 99%/99%


C/N Leedom Limited Partnership II, a            BOP -- 89% / 99%
Pennsylvania limited partnership                SSI -- L.P. - 11% / 1% (6)

C/N Oaklands Limited Partnership III, a         Brandywine Holdings II-G.P. --
Pennsylvania limited partnership                2% / 2% (7)
                                                BOP -- L.P. - 87% / 97%
                                                TNC -- L.P. - 11% / 1%


Iron Run Limited Partnership V, a               Brandywine Holdings III-G.P. --
Pennsylvania limited partnership                2% / 2% (7)
                                                BOP -- L.P. - 87% / 97%
                                                TNC -- L.P. - 11% / 1%

C/N Iron Run Limited Partnership III, a         BOP -- G.P. - 2% / 2%
Pennsylvania limited partnership                BOP -- L.P. - 87% / 97%
                                                TNC -- L.P. - 11% / 1%

Brandywine Realty Partners, a Pennsylvania      BOP -- G.P. - 70% / 98%
general partnership                             Outside partner -- 30% / 2%

    1. BRT and Brandywine Holdings I, Inc. (a Pennsylvania corporation and a wholly-owned subsidiary of BRT) collectively own Class A Units that constitute the percentage shown above.
    2. Brandywine Holdings I, Inc. (a Pennsylvania corp. and a wholly-owned subsidiary of BRT) is General Partner of WOP with a 1%/1% interest.
    3. Brandywine Operating Partnership ("BOP") is a Delaware limited partnership.
    4.   The Nichols Company ("TNC") is a Pennsylvania corporation.

    5. N. E. Leasing is not an affiliate. N.E. Leasing is entitled to 35% of the partnership's residual cash flow. "Residual Cash Flow" upon the sale of the property equals the gross sales price less
         (i) outstanding indebtedness, (ii) reserves and (iii) repayment of capital and accrued equity of WOP, BRT Witmer and TNC (estimated to equal $1,338,468 as of July 1, 1996).
    6.   Safeguard Scientifics, Inc. ("SSI") is a Pennsylvania corporation.
    7.   A Pennsylvania corporation and a wholly-owned subsidiary of BRT.




CORPORATE SUBSIDIARIES                          SHAREHOLDERS

Brandywine Holdings, I, Inc., a                 BRT -- 100%
Pennsylvania corporation

Brandywine Holdings II, Inc., a                 BRT -- 100%
Pennsylvania corporation

Brandywine Holdings III, Inc., a                BRT -- 100%
Pennsylvania corporation

Brandywine Realty Services                      BRT -- 9,473 Preferred Shares
Corporation, a Pennsylvania                      27 Common Shares
corporation                                     BRSP(1) -- 500 Common Shares


    1.   BRSP is Brandywine Realty Services Partnership.




LIMITED LIABILITY COMPANY SUBSIDIARIES          MEMBERS

Brandywine Acquisitions, LLC ("BA               BOP -- 100%
LLC")

Brandywine - Main Street, LLC                   BOP --  99%
                                                BA LLC -- 1%

1100 Brandywine, LLC                            BOP -- 100%

Brandywine Leasing, LLC                         BOP -- 100%

                                     EXHIBIT 7(f)


                           Form of Comfort Letter (excerpt)


                                     See Attached

                                     EXHIBIT 7(f)


                    Additional Text of Closing Date Comfort Letter


    d. With respect to the three-month periods ended December 31, 1995 and 1996, we have:

         (i) Read the unaudited results of operations -- operating data for the three-month periods ended December 31, 1995 and 1996, as set forth on Page S-4 of the Prospectus Supplement dated February 26, 1997.

         (ii) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the attached unaudited consolidated balance sheets as of December 31, 1995 and 1996 and the unaudited condensed consolidated statements of operations, beneficiaries' equity and cash flows for the three-month periods ended December 31, 1995 and 1996 from which the unaudited amounts referred to in 7d(i) are derived.

         (iii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether
                (a) the unaudited results of operations -- operating data referred to in 7d(i) and the unaudited consolidated financial statements referred to in 7d(ii) are stated on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement and (b) the unaudited results of operations -- operating data and the unaudited financial statements referred to in 7d(i) and 7d(ii), respectively, comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the related published rules and regulations.

    The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

8. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

                (i) Any material modifications should be made to the unaudited results of operations -- operating data or the unaudited financial statements described in 7d(i) and 7d(ii), respectively, for them to be in conformity with generally accepted accounting principles.

                (ii) The unaudited results of operations -- operating data or the unaudited financial statements described in 7d(i) and 7d(ii), respectively, do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the related published rules and regulations.

                (iii) At December 31, 1996, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net assets or beneficiaries' equity of the Company as compared with amounts shown in the September 30, 1996, unaudited balance sheet incorporated by reference in the Registration Statement, or for the period from October 1, 1996 to December 31, 1996, there were any decreases, as compared to the corresponding period in the preceding year, in revenues or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

9. Company officials have advised us that no consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 1996, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 1996, have been, of necessity, even more limited than those with respect to the periods referred to in 7d. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at February 21, 1997, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated total assets or beneficiaries' equity of the Company as compared with amounts shown on the December 31, 1996 unaudited consolidated balance sheet attached to this letter, or (b) for the period from January 1, 1997, to February 21, 1997, there were any decreases, as compared with the corresponding period in the preceding year, in revenue or in the total or per share amounts of income before extraordinary items or of net income.
    On the basis of these inquiries and our reading of the minutes, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except (i) for the increase in long-term debt to $53,530,000 (as a result of the assumption of debt in connection with the acquisition of the Columbia Properties) as of February 21, 1997 and
    (ii) that officials of the Company have informed us that they are unable to determine whether there were any decreases in the total or per share amounts of income before extraordinary items or of net income for the period from January 1, 1997 through February 21, 1997, inclusive, and the corresponding period in the preceding year, because no complete consolidated financial statements as of any date or for any period subsequent to December 31, 1996 are available.